      As filed with the Securities and Exchange Commission on August 1, 2002

                                                           REGISTRATION NO. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   DYAX CORP.
             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                                       04-3053198
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
     of Incorporation)

              300 TECHNOLOGY SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
                    (Address of Principal Executive Offices)

                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                 HENRY E. BLAIR
                 Chairman, President and Chief Executive Officer
                                   Dyax Corp.
                              300 Technology Square
                         Cambridge, Massachusetts 02139
                                 (617) 225-2500
            (Name, Address and Telephone Number of Agent for Service)


                                 with copies to:

                           NATHANIEL S. GARDINER, ESQ.
                               Palmer & Dodge LLP
                              111 Huntington Avenue
                           Boston, Massachusetts 02199
                                 (617) 239-0100

                         CALCULATION OF REGISTRATION FEE

----------------------------------- -------------------- -------------------- -------------------- --------------------
                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
         TO BE REGISTERED              REGISTERED(2)          SHARE(3)             PRICE(4)         REGISTRATION FEE
----------------------------------- -------------------- -------------------- -------------------- --------------------
Common Stock, $0.01 par
value(1)........................      102,200 shares            $2.11              $215,642               $19.84
----------------------------------- -------------------- -------------------- -------------------- --------------------

(1) Includes associated purchase rights which currently are evidenced by certificates for shares of Dyax Corp. Common Stock, and automatically trade with such shares.

(2) Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by our Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional Common Stock.

(3) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h)(1) and based upon the average of the high and low sale prices on July 25, 2002 as reported by the Nasdaq National Market.

(4) This Registration Statement registers an additional 102,200 shares issuable under our 1998 Employee Stock Purchase Plan (the "Plan"). We have previously registered 97,800 shares issuable under the Plan (Registration Statement No. 333-49856).

STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE REGISTRATION STATEMENTS.

     This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to our 1998 Employee Stock Purchase Plan (the "Plan") is already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of the registration statement we filed on Form S-8 with the Securities and Exchange Commission on November 13, 2000 (File No. 333-49856) in its entirety and including exhibits thereto, relating to the registration of 97,800 shares of our Common Stock, $0.01 par value per share, authorized for issuance under the Plan. This Registration Statement provides for the registration of an additional 102,200 shares of our Common Stock authorized for issuance under the Plan.

ITEM 8. EXHIBITS.

     See Exhibit Index on page 4.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on this 31st day of July 2002.

                                DYAX CORP.


                                By:  /S/ HENRY E. BLAIR
                                   -----------------------------------------
                                   Henry E. Blair, Chairman, President and
                                   Chief Executive Officer



                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Dyax Corp., hereby severally constitute and appoint Henry E. Blair, Stephen S. Galliker and Nathaniel S. Gardiner, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

SIGNATURE                                   CAPACITY                                         DATE


/S/ HENRY E. BLAIR                          President, Chief Executive Officer               July 31, 2002
------------------------------------        (Principal Executive Officer) and Director
Henry E. Blair


/S/ STEPHEN S. GALLIKER                     Executive Vice President of Finance              July 31, 2002
------------------------------------        and Administration and Chief Financial
Stephen S. Galliker                         Officer (Principal Financial Officer)


/S/ GREGORY D. PHELPS                       Director                                         July 31, 2002
------------------------------------
Gregory D. Phelps

/S/ CONSTANTINE E. ANAGNOSTOPOULOS          Director                                         July 31, 2002
------------------------------------
Constantine E. Anagnostopoulos

/S/ JAMES W. FORDYCE                        Director                                         July 31, 2002
------------------------------------
James W. Fordyce

/S/ THOMAS L. KEMPNER                       Director                                         July 31, 2002
------------------------------------
Thomas L. Kempner

/S/ HENRY R. LEWIS                          Director                                         July 31, 2002
------------------------------------
Henry R. Lewis

/S/ JOHN W. LITTLECHILD                     Director                                         July 31, 2002
------------------------------------
John W. Littlechild

/S/ ALIX MARDUEL                            Director                                         July 31, 2002
------------------------------------
Alix Marduel

/S/ DAVID J. MCLACHLAN                      Director                                         July 31, 2002
------------------------------------
David J. McLachlan

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
  4.1          Restated Certificate of Incorporation of Dyax Corp. (as
               corrected). Filed as Exhibit 4.1 to the Company's Registration
               Statement on Form S-8 (File No. 333-97523) on August 1, 2002 and
               incorporated herein by reference.

  4.2          Certificate of Designations Designating the Series A Junior
               Participating Preferred Stock of the Company. Filed as Exhibit
               3.1 to the Company's Current Report on Form 8-K (File No.
               000-24537) and incorporated herein by reference.

  4.3 Amended and Restated Bylaws of Dyax Corp. Filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q (File No. 000-24537) for the quarter ended September 30, 2000 and incorporated herein by reference.

  4.4          Rights Agreement dated June 27, 2001, between American Stock
               Transfer & Trust Company, as Rights Agent, and the Company. Filed as Exhibit 4.1 to the Company's Current Report on Form 8-K (File
               No. 000-24537) and incorporated herein by reference.

  5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

 23.1          Consent of PricewaterhouseCoopers LLP, independent accountants.
               Filed herewith.

 23.2          Consent of Palmer & Dodge LLP. Included in Exhibit 5.1.

 24.1          Power of Attorney (included in the signature page hereto).